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                                                                    EXHIBIT 23.1



                              ACCOUNTANTS' CONSENT



The Board of Directors
First American Corporation:



We consent to the use of our audit report dated July 10, 1998, on the consolidated financial statements of First American Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, contained in First American Corporation's Form 8-K dated July 14, 1998 incorporated herein by reference.


                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP




Nashville, Tennessee
November 20, 1998